ADMINISTRATION AND MARKETING SERVICES AGREEMENT
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               ADMINISTRATION AND MARKETING SERVICES AGREEMENT (this
"Agreement"), dated as of March 22, 2002 and effective as of April 1, 2002 by and between GARCIA BALDWIN, INC. d/b/a MARKET VISION ("Market Vision") and INMARK SERVICES, INC. ("Inmark").

                                    RECITALS

               WHEREAS, Market Vision and Inmark desire to enter into an arrangement whereby Inmark provides Market Vision with administrative, accounting, financial, marketing and project support services upon the terms set forth in this Agreement.


               WHEREAS, it is the intention of the parties to assure that each such party shall maintain sole discretion and authority over decisions as to corporate and operational polices pertaining to their individual entities and accordingly the services provided by Inmark as set forth in the Agreement are to be construed to comply and conform with such intention and neither party shall be entitled to contract or make commitments on behalf of the other party.


               NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:


         1. ADMINISTRATIVE, ACCOUNTING AND FINANCIAL SERVICES. During the term of this Agreement, Inmark for and on behalf of and in the name of Market Vision shall (i) process and record all of Market Vision's financial and accounting transactions; (ii) maintain all related books and records; and (iii) prepare monthly financial statements, aged accounts receivable and payable statements, work in process status reports and bank account reconciliations;

         1.1. Financial statements shall be prepared in accordance with generally accepted accounting standards and practices.


         1.2. Inmark shall submit monthly financial statements and reports to Market Vision within forty-five days subsequent to each respective month end.

         1.3. It is further agreed and understood that the aforementioned services exclude the preparation of Market Vision's corporate income tax returns. Market Vision shall engage its own designated tax return preparer and, to the extent required, independent accountants to audit and report on Market Vision's financial statements and Market Vision shall solely bear the respective costs thereof.

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         2.    MARKETING AND PROJECT SUPPORT SERVICES. During the term of this
Agreement, Inmark shall (i) assist Market Vision in the selling of Market Vision's services; and (ii) provide contract administration and related project support services for Market Vision client engagements, from inception of such engagements through their completion.

         2.1. In providing the aforementioned services, in addition to the utilization of Inmark's facilities and other support personnel as may be reasonably required, Inmark shall dedicate, and allocate the time thereof, of specific personnel to Market Vision as follows:


                  SERVICES                                     FEE
                  --------                                     ---

            Account Service support                         $162,000
            Operations Support                              $121,500
            Accounting/Financial Admin.                     $ 81,000
            Project Management                              $ 56,000

                                          Annual            $420,000

                                          Monthly           $ 35,000


         3. SERVICE OBLIGATIONS. With respect to the services to be provided pursuant to Sections 1 and 2 above, Inmark shall conduct it activities in a manner which is consistent with and conforms with the practices of that of its own operations.

         3.1. The foregoing not withstanding, unless Inmark has received specific written authority from Market Vision to contract or make a commitment in the name of or on behalf of Market Vision, nothing in this Agreement shall convey the such authority to Inmark.

         4. SERVICE FEES. During the term of this Agreement, Market Vision shall pay Inmark on the 15th of each month commencing on April 15, 2002, a monthly fee in the amount of $35,000.

         4.1. Service fees are intended to cover the cost of Inmark personnel assigned to service Market Vision and the overhead associated with the use of Inmark facilities. Pre-approved direct costs and expenses incurred on behalf of Market Vision shall paid directly by Market Vision.

         5. TERM. This Agreement shall be for a term of six (6) months, commencing on April 1, 2002 and ending on the September 30, 2002 sixth month anniversary thereof. The term of this Agreement shall automatically continue after the initial six month term unless and until either party terminates this Agreement by providing the other party with no less than one hundred and twenty
(120) days prior written notice of termination effective on or after the September 30, 2002 sixth month anniversary of the term of this Agreement.

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               IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have duly executed and delivered this Agreement or caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.

GARCIA BALDWIN, INC.                   INMARK SERVICES, INC.
dba Market Vision


By: /s/ YVONNE GARCIA                  By: /s/ JOHN P. BENFIELD
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    Yvonne Garcia                          John P. Benfield
    President                              President

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